                                                                   EXHIBIT 10.11

                                    FORM OF

                           STRATEGIX SOLUTIONS, INC.

                            OMNIBUS INCENTIVE PLAN

                               TABLE OF CONTENTS

                                                                         Page
1.        PURPOSE.........................................................  1

2.        DEFINITIONS.....................................................  1

3.        ADMINISTRATION..................................................  5

4.        SHARES SUBJECT TO PLAN..........................................  6

5.        PARTICIPANTS....................................................  6

6.        AWARDS UNDER THE PLAN...........................................  6

7.        STOCK OPTIONS...................................................  6

8.        STOCK APPRECIATION RIGHTS....................................... 10

9.        CONTINGENT STOCK AWARDS......................................... 11

10.       RESTRICTED STOCK AWARDS......................................... 11

11.       OTHER PROVISIONS RELATING TO CONTINGENT AND
          RESTRICTED STOCK AWARDS AND STOCK OPTIONS....................... 12

12.       GENERAL RESTRICTIONS............................................ 13

13.       RIGHTS OF A SHAREHOLDER......................................... 13

14.       RIGHTS TO TERMINATE EMPLOYMENT.................................. 14

15.       WITHHOLDING OF TAXES............................................ 14

16.       NONASSIGNABILITY................................................ 14

17.       NON-UNIFORM DETERMINATIONS...................................... 14

18.       ADJUSTMENTS..................................................... 14

19.       AMENDMENT....................................................... 15

20.       EFFECT ON OTHER PLANS........................................... 15

                                      -i-
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
21.       DURATION OF PLAN................................................ 15

22.       FUNDING OF THE PLAN............................................. 16

23.       GOVERNING LAW................................................... 16

                           STRATEGIX SOLUTIONS, INC.

                            OMNIBUS INCENTIVE PLAN


1.   PURPOSE

     1.1 The purpose of the Strategix Solutions, Inc. Omnibus Incentive Plan is to provide incentives to specified individuals whose performance, contributions and skills add to the value of the Company. The Company also believes that the Plan will facilitate attracting, retaining and motivating Employees of high caliber and potential.

     1.2 Plan participants shall include officers, key employees and Directors of the Company or a Parent or Subsidiary of the Company who, in the opinion of the Committee, are making or are in a position to make substantial contributions to the Company by their ability and efforts.

2.   DEFINITIONS

     2.1 For purposes of the Plan, the following terms shall have the definition which is attributed to them, unless the context clearly indicates to the contrary.

          (a) "Award" means a grant of Restricted Stock, Contingent Stock, an Option, or an SAR.

          (b)  "Board" means the Company's Board of Directors.

          (c) "Change in Control" means the occurrence of any of the following events other than any such event connected with the Spin-off or the IPO:

               (i) either (A) receipt by the Company of a report on Schedule 13D, or an amendment to such a report, filed with the SEC pursuant to Section 13(d) of the Exchange Act, disclosing that any person (as such term is used in Section 13(d) of the Exchange Act) ("Person"), is the beneficial owner, directly or indirectly, of twenty-five (25) percent or more of the outstanding stock of the Company, or (B) actual knowledge by the Company of facts on the basis of which any Person is required to file such a report on Schedule 13D, or to file an amendment to such a report, with the SEC (or would be required to file such a report or amendment upon the lapse of the applicable period of time specified in
                    Section 13(d) of the Exchange Act) disclosing that such Person is the beneficial owner, directly or indirectly, of twenty-five (25) percent or more of the outstanding stock of the Company;

               (ii) purchase by any Person, other than the Company or a wholly owned subsidiary of the Company, of shares pursuant to a tender or exchange offer to acquire any stock of the Company (or securities convertible into stock) for cash, securities or any other consideration provided that, after consummation of the offer, such Person is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act regardless of whether the Company or such Person would otherwise be subject to the Exchange Act), directly or indirectly, of twenty-five (25) percent or more of the outstanding stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire stock regardless of whether the Company or such Person would otherwise be subject to the Exchange Act);

               (iii) approval by the shareholders of the Company of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock of the Company would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which holders of its stock immediately prior to the consolidation or merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger as immediately before, or (B) any consolidation or merger in which the Company is the continuing or surviving corporation but in which the common shareholders of the Company immediately prior to the consolidation or merger do not hold at least a majority of the outstanding common stock of the continuing or surviving corporation (except where such holders of common stock hold at least a majority of the common stock of the corporation that owns all of the common stock of the Company), or (C) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (D) any merger or consolidation of the Company where, after the merger or consolidation, one Person owns 100% of the shares of stock of the Company (except where the holders of the Company's common stock immediately prior to such merger or consolidation own at least 90% of the outstanding stock of such Person immediately after such merger or consolidation); or

               (iv) a change in the majority of the members of the Board within a 24-month period unless the election or nomination for election by the Company's shareholders of each new director was approved by the vote of at least two-thirds of the directors then still in office who were in office at the beginning of the 24-month period.

          (d)  "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Committee" means the members of the Compensation Committee of the Board who are "outside directors" (within the meaning of Code
               Section 162(m)) and "non-employee directors" within the meaning of Rule 16b-3 of the Exchange Act.

          (f)  "Company" means Strategix Solutions, Inc.

          (g) "Contingent Stock" means stock issued, subject to certain conditions, to a Grantee pursuant to Section 9 hereof.

          (h)  "Directors" means the members of the Board.

          (i)  "Effective Date" means the effective date of the IPO.

          (j) "Employee" means any individual who performs services for the Company, a Parent or Subsidiary, and is included on the regular payroll of the Company, a Parent or Subsidiary.

          (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (l)  "Fair Market Value" means on, or with respect to, any given date:

               (i) If determined on the date of the IPO, the initial offering price to the public.

               (ii) If not on the date of the IPO and the Shares are listed on a national stock exchange, the closing market price of such Shares as reported on the composite tape for issues listed on such exchange on such date or, if no trade shall have been reported for such date, on the next preceding date on which there were trades reported; provided, that if no such quotation shall have been made within the ten business days preceding such date, Fair Market Value shall be determined under (iv) below.

               (iii) If not on the date of the IPO and the Shares are not listed on a national stock exchange but are traded on the over-the-counter market, the mean between the closing dealer bid and asked price of such Shares as reported by the National Association of Securities Dealers through their Automated Quotation System for such date, or if no quotations shall have been made on such date, on the next preceding date on which there were quotations; provided, that, if no such quotations shall have been made within the ten business days preceding such date, Fair Market Value shall be determined under (iv) below.

               (iv) If (i), (ii), and (iii) do not apply, the Fair Market Value of a Share without regard to any control premium or discount for lack of control (except as otherwise required by (S) 422 of the Code) as determined by the Committee in good faith consistent with the valuation of the Company as provided by a third party appraiser for other corporate purposes before adjustments or any discounts applied due to lack of marketability. The Committee may rely upon the most recent valuation and there shall be no requirement to cause a more recent valuation to be made.

          (m) "Grantee" means an Employee who is an Optionee or an Employee who has received an Award.

          (n) "Incentive Stock Option" shall have the same meaning as given to the term by Section 422 of the Code and any regulations or rulings promulgated thereunder.

          (o) "IPO" means the initial public offering of a portion or all of the Company's common stock pursuant to a registration statement on Form S-1 filed by the Company with the U.S. Securities and Exchange Commission.

          (p) "Nonqualified Stock Option" means any option granted under the Plan which is not considered an Incentive Stock Option.

          (q) "Option" means the right to purchase from the Company a stated number of Shares at a specified price. The Option may be granted to an Employee subject to the terms of this Plan, and such other conditions and restrictions as the Committee deems appropriate. Each Option shall be designated by the Committee to be either an Incentive Stock Option or a Nonqualified Stock Option.

          (r) "Option Agreement" means the document provided to the Optionee evidencing the Awards of an Option.

          (s) "Option Price" means the purchase price per Share subject to an Option, as described in Section 7.2(a).

          (t) "Optionee" means an Employee who has been awarded an Option under the Plan.

          (u) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain within the meaning of Section 424(e) of the Code and any regulations or rulings promulgated thereunder.

          (v) "Plan" means Strategix Solutions, Inc. Omnibus Incentive Plan, as evidenced herein and as amended from time to time.

          (w)  "Reload Option" shall have the meaning set forth in Section 7.6.

          (x) "Restricted Stock" means stock issued, subject to restrictions, to a Grantee pursuant to Section 10 hereof.

          (y)  "SAR" means a stock appreciation right.

          (z)  "SEC" means the U.S. Securities and Exchange Commission.

          (aa) "Section 16 Person" means a person subject to Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

          (bb) "Share" means one share of $0.01 par value common stock of Strategix Solutions, Inc.

          (cc) "Spin-off" means the proposed tax-free distribution by AccuStaff Incorporated of the common stock of the Company to AccuStaff Incorporated stockholders.

          (dd) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, within the meaning of Section 424(f) of the Code and any regulations or rulings promulgated thereunder.

 3.  ADMINISTRATION

     3.1 The Plan shall be administered by the Committee. As applied to Employees, the Committee shall have full and final authority in its discretion to:

          (a) conclusively interpret the provisions of the Plan and to decide all questions of fact arising in its application;

          (b) determine the individuals to whom awards shall be made under the Plan;

          (c) determine the type of award to be made to Employees and the amount, size and terms of each award;

          (d)  determine the time when awards will be granted to Employees; and

          (e) make all other determinations necessary or advisable for the administration of the Plan.

4.   SHARES SUBJECT TO THE PLAN

     4.1 The number of Shares subject to Awards under the Plan shall not exceed in the aggregate 4,400,000 Shares, except as adjusted pursuant to Section 18.1.

     4.2  Shares may be authorized and unissued Shares or treasury Shares.

     4.3 The maximum number of Shares that may be awarded pursuant to the Contingent or Restricted Stock Award provisions of Sections 9 and 10 shall be five percent of the total Shares authorized for issuance under the Plan.

     4.4 Except as otherwise provided herein, any Shares subject to an Option or right which for any reason expires or is terminated unexercised as to such Shares shall again be available under the Plan.

5.   PARTICIPANTS

     5.1 Awards permitted pursuant to the Plan may only be made to Employees and Directors.

6.   AWARDS UNDER THE PLAN

     6.1 Awards under the Plan may be in the form of Options (both Nonqualified Stock Options and Incentive Stock Options), Contingent Stock, Restricted Stock, and SARs, or such other forms as the Committee may in its discretion deem appropriate but in any event which are consistent with the Plan's purposes, including any combination of the above.

     6.2 The maximum number of Shares subject to Awards that may be awarded to any one person during a calendar year or the life of the Plan shall be 500,000 Shares, except as adjusted pursuant to Section 18.1.

7.   STOCK OPTIONS

     7.1 The Committee in its sole discretion may designate whether an Option is to be considered an Incentive Stock Option or a Nonqualified Stock Option and whether a Reload Option will be granted in connection therewith. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option, together with any Reload Options, to the same individual. However, where both an Incentive Stock Option and a Nonqualified Stock Option are awarded at one time, such Options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one such Option affect the right to exercise the other such Option except to the extent the Committee determines in writing otherwise.

     7.2 Options granted pursuant to the Plan shall be authorized by the Committee under terms and conditions approved by the Committee, not inconsistent with this Plan or the rules promulgated pursuant to Section 16 of the Exchange Act, and shall be evidenced by an Option Agreement in such form as the Committee shall from time to time approve, which Option Agreements shall contain or shall be subject to the following terms and conditions, whether or not such terms and conditions are specifically included therein:

          (a) The Option Price of a Share subject to an Option shall not be less than 100% of the Fair Market Value of such Share on the day the Option is granted, as determined by the Committee.

          (b) Each Option Agreement shall state the period or periods of time, as may be determined by the Committee, within which the Option may be exercised by the participant, in whole or in part, provided such period shall not commence earlier than six months after the date of grant of the Option and not later than ten years after the date of the grant of the Option. The Committee shall have the power to permit in its discretion an acceleration of previously determined exercise terms, subject to the terms of this Plan, to the extent permitted by the rules promulgated pursuant to Section 16 of the Exchange Act, and under such circumstances and upon such terms and conditions as deemed appropriate and which are not inconsistent with the rules promulgated pursuant to Section 16 of the Exchange Act.

          (c) Shares purchased pursuant to an Option Agreement shall be paid for in full at the time of purchase, either in the form of cash, or at the discretion of the Company, Shares at Fair Market Value, or a combination thereof, provided, however, no fractional shares may be so transferred, the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of Shares transferred over the aggregate exercise price and Shares shall have been held six months and meet such other criteria the Committee shall determine to avoid an accounting expense on such exercise.

          (d) Notwithstanding anything herein to the contrary, the aggregate Fair Market Value (determined as of the time the Option is granted) of Shares subject to Incentive Stock Options for any Employee which may become first exercisable in any calendar year shall not exceed $100,000; provided, however, the foregoing restriction shall not prevent the Committee from modifying an outstanding Incentive Stock Option if, as a result of such modification and with the consent of the Optionee, such Option no longer constitutes an Incentive Stock Option; and provided that, if the $100,000 limitation described in this Section 7.2(d) is exceeded, the Incentive Stock

               Option, the granting or modifying of which resulted in the exceeding of such limit, shall be treated as an Incentive Stock Option up to the limitation and the excess shall be treated as an Option not qualifying as an Incentive Stock Option.

          (e) Notwithstanding anything herein to the contrary, no Incentive Stock Option shall be granted to any individual if, at the time the Option is to be granted, the individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company unless at the time such Option is granted the Option Price is at least 110% of the Fair Market Value of the stock subject to Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

          (f) Each Option Agreement for an Incentive Stock Option shall contain such other terms, conditions and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as a tax-favored option within the meaning of Section 422 of the Code, or any amendment thereof, substitute therefor, or regulation thereunder.

          (g) In addition to any other provisions or restrictions, any Option issued prior to the date of the Spin-off shall not be vested or exercisable until the date which is the six month anniversary of the effective date of the Spin-off.

Subject to the limitations of Section 19, and without limiting any provisions hereof, the Committee shall have the power without further approval to amend the terms of any Option for Employees.

     7.3 If any Option is not granted, exercised, or held pursuant to the provisions applicable to an Incentive Stock Option, it will be considered to be a Nonqualified Stock Option to the extent that any or all of the grant is in conflict with such provisions. If applicable under Code Section 422(d) and in accordance with IRS Notice 87-49, upon each exercise of Options which would otherwise result in exceeding the limitation provided in Code Section 422(d), the Employer shall issue two or more separate stock certificates for the Shares issued thereby, indicating in its stock transfer records the amount of stock which qualifies for treatment under Section 422(d) as being issued pursuant to an Incentive Stock Option and the amount of stock which shall be treated as a Nonqualified Stock Option.

     7.4 An Option may be terminated (subject to any periods set forth in an individual Option Agreement by the Committee, in its sole discretion) as follows:

          (a) During the period of continuous employment with the Company or a Parent or Subsidiary, an Option will be terminated only if it has been fully exercised or it has expired by its terms.

          (b) In the event of termination of employment for any reason, the Option will terminate upon the earlier of (i) the full exercise of the Option, (ii) the expiration of the Option by its terms, or (iii) except as provided in 7.4(c), no more than three years (three months for Incentive Stock Options) following the date of employment termination. For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment except with respect to an Incentive Stock Option as required to comply with Code Section 422 and the regulations issued thereunder.

          (c) If an Optionee's employment terminates by reason of death or Permanent and Total Disability prior to the termination of an Option, such Option may be exercised to the extent that the Optionee shall have been entitled to exercise it at the time of death or disability, as the case may be, by the Optionee, the estate of the Optionee or the person or persons to whom the Option may have been transferred by will or by the laws of descent and distribution for the period set forth in the Option, but no more than three years following the date of such death or disability, provided, however, with respect to an Incentive Stock Option, such right must be exercised, if at all, within one year after the date of such death or disability.

     7.5 An Option shall be exercised by (a) delivery to the Company at its principal office a written notice of exercise with respect to a specified number of shares of Stock and (b) payment to the Company at that office of the full amount of the Option Price for such number of shares in accordance with Section 7.2(c). If requested by an Optionee, an Option may be exercised with the involvement of a stockbroker in accordance with the federal margin rules set forth in Regulation T (in which case the certificates representing the underlying shares will be delivered by the Company directly to the stockbroker).

     7.6 The Committee may specify in an Option Agreement (or may otherwise determine in its sole discretion) that a Reload Option shall be granted, without further action of the Committee, (i) to an Optionee who exercises an Option (including a Reload Option) by surrendering Shares in payment of an Option's exercise price, (ii) for the same number of Shares as are surrendered to pay such amounts, (iii) as of the date of such payment and at an exercise price equal to the Fair Market Value of the Shares on such date, and (iv) otherwise on the same terms and conditions as the Option, the exercise of which has occasioned such payment, except as provided below and subject to such other contingencies, conditions, or other terms as the Committee shall specify at the time such exercised Option is granted; provided, however, the shares surrendered in payment as provided above must have been held by the Optionee for at least six months prior to such surrender. Unless provided otherwise in the Option Agreement, a Reload Option may not be exercised by an Optionee (i) prior to the end of a one-year period from the date that the Reload Option is granted, and
(ii) unless the Optionee retains beneficial ownership of the Shares issued to such Optionee upon exercise of the Option referred to above in this Section 7.6 for a period of one year from the date of such exercise.

8.   STOCK APPRECIATION RIGHTS

     8.1 SARs shall be evidenced by SAR agreements in such form, and not inconsistent with this Plan or Exchange Act Rule 16b-3, as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions as discussed in Sections 8.2 through 8.4.

     8.2 An SAR may be granted in connection with an Option and shall entitle the Grantee, subject to such terms and conditions determined by the Committee, to receive, upon surrender of the Option, all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares at the time of the surrender, as determined by the Committee, over (ii) 100% of the Fair Market Value of such Shares at the time the SAR was granted less any dividends paid while the SAR was outstanding but unexercised.

     8.3 SARs shall be granted for a period of not less than six months nor more than ten years, and shall be exercisable in whole or in part, at such time or times and subject to such other terms and conditions as shall be prescribed by the Committee at the time of grant, subject to the following:

           (a) No SAR shall be exercisable, in whole or in part, during the six-month period starting with the date of grant; and

           (b) SARs will be exercisable only during a Grantee's employment by the Company or a Parent or Subsidiary, except that in the discretion of the Committee an SAR may be made exercisable for up to three months after the Grantee's employment is terminated for any reason other than death, retirement or disability. In the event that a Grantee's employment is terminated as a result of death, retirement or disability without having fully exercised such Grantee's SARs, the Grantee or such Grantee's beneficiary may have the right to exercise the SARs during their term within a period of 24 months after the date of such termination to the extent that the right was exercisable at the date of such termination, or during such other period and subject to such terms as may be determined by the Committee. The Committee in its sole discretion may reserve the right to accelerate previously determined exercised terms, within the terms of the Plan, under such circumstances and upon such terms and conditions as it deems appropriate.

           (c) The Committee shall establish such additional terms and conditions, without limiting the foregoing, as it determines to be necessary or desirable to avoid "short-swing" trading liability in connection with an SAR within the meaning of
                 Section 16(b) of the Exchange Act.

     8.4 An SAR shall be exercised by delivery to the Company at its principal office of a written notice of exercise with respect to a specified number of SARs. Upon exercise, payment shall be made in the form of common stock of the Company (at Fair Market Value on the date of exercise), cash, or a combination thereof, as the Committee may determine.

9.   CONTINGENT STOCK AWARDS

     9.1 Contingent Stock Awards under the Plan shall be evidenced by Contingent Stock agreements in such form, and not inconsistent with this Plan, as the Committee shall approve from time to time, which agreements shall contain in substance the terms and conditions described in Sections 9.2 through 9.5.

     9.2 The Committee shall determine the amount of Contingent Stock Award to be granted to an Employee based on the expected impact the Employee can have, or actually has had, on the financial well-being of the Company and other factors deemed by the Committee to be appropriate.

     9.3 Contingent Stock Awards made pursuant to this Plan shall be subject to such terms, conditions, and restrictions, including without limitation, substantial risks of forfeiture and/or attainment of performance objectives, and for such period or periods (in excess of six months) as shall be determined by the Committee at the time of grant. The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period (so long as the minimum six-month period is retained) with respect to any part or all of the Award to any participant. The Committee shall have the power to make a Contingent Stock Award that is not subject to vesting or any other contingencies in recognition of an Employee's prior service and financial impact on the Company.

     9.4 The agreement shall specify the terms and conditions upon which any restrictions on the right to receive Shares representing Contingent Stock Awards under the Plan shall lapse, as determined by the Committee. Upon the lapse of such restrictions, Shares shall be issued to the participant or such Participant's legal representative.

     9.5 In the event of a participant's termination of employment for any reason prior to the lapse of restrictions applicable to a Contingent Stock Award made to such participant and unless otherwise provided for herein by this Plan or as provided for in the Contingent Stock agreement, all rights to Shares as to which there still remain unlapsed restrictions shall be forfeited by such participant to the Company without payment or any consideration by the Company, and neither the participant nor any successors, heirs, assigns or personal representatives of such participants shall thereafter have any further rights or interest in such Shares.

10.  RESTRICTED STOCK AWARDS

     10.1 Restricted Stock Awards under the Plan shall be evidenced by Restricted Stock agreements in such form, and not inconsistent with this Plan, as the Committee shall approve from time to time, which agreements shall contain in substance the terms and conditions described in Sections 10.2 through 10.6.

     10.2 The Committee shall determine the amount of a Restricted Stock Award to be granted to an Employee based on the past or expected impact the Employee has had or can have on the financial well-being of the Company and other factors deemed by the Committee to be appropriate.

     10.3 Restricted Stock Awards made pursuant to this Plan shall be subject to such terms, conditions, and restrictions, including without limitation, substantial risks of forfeiture and/or attainment of performance objectives, and for such period or periods (in excess of six months) as shall be determined by the Committee at the time of grant. The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period (so long as the minimum six-month period is retained) with respect to any part or all of the Award to any participant. Upon issuance of a Restricted Stock Award, Shares will be issued in the name of the recipient. During the restriction period, the recipient shall have the rights of a shareholder for all such Shares of Restricted Stock, including the right to vote and the right to receive dividends thereon as paid.

     10.4 Each certificate evidencing stock subject to Restricted Stock Awards shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. Any attempt to dispose of stock in contravention of such terms, conditions and restrictions shall be ineffective. The Committee may adopt rules which provide that the certificates evidencing such Shares may be held in custody by a bank or other institution, or that the Company may itself hold such Shares in custody, until the restrictions thereon shall have lapsed and may require as a condition of any Award that the recipient shall have delivered a stock power endorsed in blank relating to the stock covered by such Award.

     10.5 The Restricted Stock agreement shall specify the terms and conditions upon which any restrictions on the right to receive shares representing Restricted Stock awarded under the Plan shall lapse as determined by the Committee. Upon the lapse of such restrictions, Shares which have not been delivered to the recipient or such recipient's legal representative shall be delivered to such participant or such participant's legal representative.

     10.6 In the event of a participant's termination of employment for any reason prior to the lapse of restrictions applicable to a Restricted Stock Award made to such participant and unless otherwise provided for herein by this Plan or as provided for in the Restricted Stock agreement, all rights to Shares as to which there remain unlapsed restrictions shall be forfeited by such participant to the Company without payment or any consideration by the Company, and neither the participant nor any successors, heirs, assigns or personal representatives of such participant shall thereafter have any further rights or interest in such Shares.

11. OTHER PROVISIONS RELATING TO CONTINGENT AND RESTRICTED STOCK AWARDS AND STOCK OPTIONS

     11.1 Notwithstanding any other provisions to the contrary in Sections 7, 9, or 10 or elsewhere in this Plan, the additional provisions described in Sections 11.1 and 11.2 shall apply to Contingent and Restricted Stock Awards and to Option Awards (except that
Section 11.2 shall only apply to Contingent and Restricted Stock Awards).

     11.2 If a recipient of a Contingent or Restricted Stock Award has his or her employment terminated and his or her salary continued through an employment agreement, severance program or other comparable arrangement, then any contingencies and restrictions which are satisfied or which would have been satisfied during the period for which the recipient's salary is to be continued, irrespective of form, will be deemed to have been satisfied, and such Shares of Contingent and/or Restricted Stock shall be issued and delivered to the recipient or such recipient's legal representative no later than the expiration of the salary continuation program.

     11.3 The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable on an accelerated basis in the event that a Change in Control occurs with respect to the Company (and the Committee shall have the discretion to modify the definition of Change in Control in a particular Option agreement). If the Committee finds that there is a reasonable possibility that, within the succeeding six months, a Change in Control will occur with respect to the Company, then the Committee may determine that all outstanding Options shall be exercisable on an accelerated basis.

     11.4 The Committee may provide in any individual agreement in connection with an Award that upon a Change in Control the Executive may have a period of time to exercise such Award which period does not exceed its original term.

12.  GENERAL RESTRICTIONS

     12.1 The Plan and each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an Award with respect to the disposition of Shares, is necessary or desirable as a condition of, or in connection with the Plan or the granting of such Award or the issue or purchase of Shares of common stock thereunder, the Plan will not be effective and/or the Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

13.  RIGHTS OF A SHAREHOLDER

     13.1 The recipient of any Award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for Shares of common stock are issued to such recipient, except for the rights provided in
Section 11 of this Plan as it pertains to Restricted Stock Awards.

14.  RIGHTS TO TERMINATE EMPLOYMENT

     14.1 Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or a Parent or Subsidiary or affect any right which the Company or Parent or Subsidiary may have to terminate the employment of such participant.

15.  WITHHOLDING OF TAXES

     15.1 Whenever the Company proposes, or is required, to issue or transfer Shares under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount, or a whole number of Shares duly endorsed for transfer and owned by the Optionee or by authorization to the Company to withhold cash or Shares otherwise payable or issuable, as the case may be, sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and/or local withholding tax requirements.

16.  NONASSIGNABILITY

     16.1 No Award or benefit under the Plan shall be assignable or transferable by the recipient thereof except by will or by the laws of descent and distribution or, in the case of a Nonqualified Stock Option, pursuant to a Qualified Domestic Relations Order. During the life of the recipient, such Award shall be exercisable only by such person or by such person's guardian or legal representative.

17.  NON-UNIFORM DETERMINATIONS

     17.1 The Committee's determination under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and conditions of such Awards and the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

18.  ADJUSTMENTS

     18.1 In the event of any change in the outstanding common stock of the Company by reason of a stock dividend, recapitalization, merger, consolidation, spin-off, split-up, combination, exchange of Shares or the like which affects the Fair Market Value of the Company's stock, or in the case of an assumption or conversion to the Plan by the Company of a Parent's or former Parent's outstanding awards (including, but not limited to, Incentive Stock Option awards), a Parent's or former Parent's subsidiary's outstanding awards or option grants, or an acquired company's outstanding awards or option grants, the Committee shall adjust the number of Shares of common stock which may be issued under the Plan or to any one individual and shall provide for an equitable adjustment of any outstanding Award, or of any assumed or substituted Award including, but not limited to, providing stapled options. In the event that an adjustment of an outstanding Award would result in the granting of a fractional share or the option to purchase a fractional share, the total number of shares subject to the award or option, as the case may be, shall be rounded down to the nearest whole number.

     18.2 To the extent not inconsistent with the terms, limitations and conditions of Code Sections 422 and 424 and any regulations promulgated with respect thereto, an Option issued in respect of or in substitution for an option held by an Employee to acquire stock of a Parent, a subsidiary of a Parent, or any entity acquired, by merger or otherwise, by the Company (or any Subsidiary) may contain terms that differ from those stated in Section 7, but solely to the extent necessary to preserve for any such Employee the rights and benefits contained in such predecessor option, or to satisfy the requirements of Code
Section 424.

19.  AMENDMENT

     19.1 The Plan may be amended by the Board, without Shareholder approval, at any time in any respect, unless Shareholder approval of the amendment in question is required under Delaware law, Sections 162(m), 422, 424 or any other section in the Code, any exemption from Section 16 of the Exchange Act (including without limitation SEC Rule 16b-3) for which the Company intends
Section 16 Persons to qualify, any national securities exchange system on which the Shares are then listed or reported, by any regulatory body having jurisdiction with respect to the Plan, or any other applicable laws, rules or regulations.

     19.2 The termination or modification or amendment of the Plan shall not, without the consent of a participant, affect a participant's rights under an Award previously granted. Notwithstanding the foregoing, however, the corporation reserves the right to terminate the Plan in whole or in part, at any time and for any reason, provided that full and equitable compensation is made to participants with respect to Awards previously granted.

20.  EFFECT ON OTHER PLANS

     20.1 Participation in this Plan shall not affect a participant's eligibility to participate in any other benefit or incentive plan of the Company, and any Awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company unless specifically provided.

21.  DURATION OF PLAN

     21.1 The Plan shall remain in effect until all Awards under the Plan have been satisfied by the issuance of Shares or the payment of cash, but no Awards shall be granted more than ten years after the date the Plan is adopted by the Company.

22.  FUNDING OF THE PLAN

     22.1 This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this Plan, and payment of Awards shall be on the same basis as the claims of the Company's general creditors. In no event shall interest be paid or accrued on any Award including unpaid installments of Awards.

23.  GOVERNING LAW

     23.1 The laws of the State of Delaware shall govern, control and determine all questions arising with respect to the Plan and the interpretation and validity of its respective provisions.



                             Approved by the Board of Directors
                             of Strategix Solutions, Inc., by unanimous written consent effective July 14, 1998.



                             By___________________________________
                              Its President



ATTEST:


___________________________
Its Secretary

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